UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 31, 2007

Alliant Energy Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4902 N. Biltmore Lane, Madison, Wisconsin 53718
(Address of principal executive offices, including zip code)
(608) 458-3311
(Registrant’s telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

        Alliant Energy Corporation (the “Company”) has advised participants in the Alliant Energy Corporation 401(k) Savings Plan (the “Plan”) that there will be a blackout period beginning on October 1, 2007 at 3:00 p.m. (Central Time) and ending during the calendar week beginning October 28, 2007, during which Plan participants will be unable to direct or diversify investments in their individual Plan accounts, change elections regarding future contributions or obtain any loan, withdrawal or distribution from the Plan. The blackout period is necessary for administrative reasons to implement a change in service provider for the Plan.

        The Company received notice from the administrator of the Plan of the impending blackout period (as required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended) on August 31, 2007. On August 31, 2007, the Company sent a notice to its directors and executive officers informing them that a blackout period will be in effect beginning on October 1, 2007 at 3:00 p.m. (Central Time) and ending during the calendar week beginning October 28, 2007 and restricting them from purchasing, acquiring, selling or otherwise transferring common stock of the Company. A copy of the notice provided to the Company’s directors and executive officers is filed hereto as Exhibit 99.1 and incorporated by reference herein.

        The Company’s security holders and other interested persons may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting F. J. Buri, the Company’s Corporate Secretary, 4902 N. Biltmore Lane, Madison, Wisconsin 53718, 608-458-5562.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(99.1)	Notice of Blackout Period, dated August 31, 2007, to the Directors and Executive Officers of Alliant Energy Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: August 31, 2007
By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Notice of Blackout Period, dated August 31, 2007, to the Directors and Executive Officers of Alliant Energy Corporation.